Exhibit 10.2

EMPLOYEE MATTERS AGREEMENT

between

THE TIMKEN COMPANY

and

TIMKENSTEEL CORPORATION

Dated as of June 30, 2014

-i-

-ii-

Section 14.4	Data Privacy	36
Section 14.5	Third Party Beneficiaries	36
Section 14.6	Effect if Distribution Does Not Occur	36
Section 14.7	Incorporation of Separation Agreement Provisions	36
Section 14.8	No Representation or Warranty	36

Schedule 5.4:	Employment Agreements
Schedule 6.1(a):	Split Retiree Welfare Plans
Schedule 6.1(b):	Split Welfare Plans
Schedule 7.1(a):	Split DB Plans
Schedule 8.1(a):	Split DC Plans
Schedule 8.3:	Assumed DC Plans
Schedule 9.1(a):	Split Nonqualified Plans
Schedule 9.1(c):	TimkenSteel Excess Benefit Agreements

-iii-

EMPLOYEE MATTERS AGREEMENT

EMPLOYEE MATTERS AGREEMENT, dated as of June 30, 2014 (this “Employee Matters Agreement”), between The Timken Company, an Ohio corporation (“Timken”), and TimkenSteel Corporation, an Ohio corporation and a preexisting, wholly owned subsidiary of Timken (“TimkenSteel”).

RECITALS

A. The parties to this Employee Matters Agreement have entered into the Separation and Distribution Agreement (the “Separation Agreement”), dated as of the date hereof, pursuant to which Timken intends to distribute to its shareholders, on a pro rata basis, all the outstanding common shares, without par value, of TimkenSteel then owned by Timken (the “Distribution”).

B. The parties wish to set forth their agreements as to certain matters regarding the treatment of, and the compensation and employee benefits provided to, current and former employees of Timken and TimkenSteel and their Subsidiaries.

C. This Employee Matters Agreement incorporates the agreement of the parties with regard to certain assets and liabilities that were separated prior to the Distribution, which agreement was originally set forth in the Benefit Plan Transfer Agreement, effective as of May 1, 2014.

AGREEMENT

In consideration of the foregoing and the mutual covenants and agreements herein contained, and intending to be legally bound hereby, the parties agree as follows:

ARTICLE I

DEFINITIONS

Section 1.1 Certain Defined Terms. For the purposes of this Employee Matters Agreement:

“2012 Performance-Based RSU” means a Timken Performance-Based RSU granted during the 2012 calendar year.

“2013 Performance-Based RSU” means a Timken Performance-Based RSU granted during the 2013 calendar year.

“2014 SEMPP Award” has the meaning set forth in Section 5.3(b).

“APA” has the meaning set forth in Section 5.3(a).

“Applicable Transfer Date” means the date on which a Delayed Transfer Employee actually commences employment with the TimkenSteel Group or the Bearings Group (as applicable).

“Assumed DC Plans” has the meaning set forth in Section 8.3(a).

“Bearings Benefit Plans” means (i) the Split DB Plans, the Split Retiree Welfare Plans, and the Timken VEBA, and (ii) any other Benefit Plan that, as of the close of business on the day before the Distribution Date, is sponsored or maintained solely by any member of the Bearings Group. Bearings Benefit Plan will also mean any multiemployer plan (as defined in Section 3(37) of ERISA) to which any member of the Bearings Group contributes for the benefit of its employees. For the avoidance of doubt, no member of the Bearings Group will be deemed to sponsor or maintain any Benefit Plan if its relationship to such Benefit Plan is solely to administer such Benefit Plan or provide to TimkenSteel any reimbursement in respect of such Benefit Plan.

“Bearings Non-U.S. Benefit Plans” means the Non-U.S. Benefit Plans sponsored or maintained by a member of the Bearings Group.

“Bearings Deferred Share” means a deferred share award with respect to Timken Common Shares relating to a Timken Deferred Share described in Section 10.1(a)(ii)(B).

“Bearings Employee” means each individual who, as of the close of business on the Distribution Date, is employed by a member of the Bearings Group (including, for the avoidance of doubt, any such individual who is on a leave of absence, whether paid or unpaid). Bearings Employees also include Bearings Transferees, effective as of the Applicable Transfer Date. Notwithstanding the foregoing, the phrase “Distribution Date” in the first sentence of this definition will be deemed to read “Plan Split Date” and Bearings Employees will not include any TimkenSteel Employees, in each case, (i) for the purpose of allocating Liability with respect to the Split DB Plans, Split Retiree Welfare Plans, and Timken VEBA under Section 5.1(a) and (ii) for all purposes under Article VII and Sections 3.3, 6.1(a), 6.2(a), 6.3(a), and 6.7.

“Bearings Equity Compensation Award” means each Bearings Option, Bearings Performance Share, Bearings Restricted Share, Bearings Deferred Share, and Bearings Time-Based RSU.

“Bearings Flexible Account Plan” has the meaning set forth in Section 6.4.

“Bearings Option” means an option to acquire Timken Common Shares relating to a Timken Option described in Section 10.1(a)(i).

“Bearings Performance Share” means a performance share award with respect to Timken Common Shares relating to Timken Performance Shares described in Section 10.1(a)(iii).

“Bearings Price” means the Option Exercise Price multiplied by a fraction, (a) the numerator of which is the average of the high and low sale price of a Timken Common Share solely on the New York Stock Exchange on the Trading Day immediately following the Distribution Date (as traded on the “regular way” market) as reported by Bloomberg L.P. or any successor thereto and (b) the denominator of which is the average of the high and low sale price of a Timken Common Share solely on the New York Stock Exchange on the Distribution Date (as traded on the “regular way” market) as reported by Bloomberg L.P. or any successor thereto.

“Bearings Restricted Share” means a restricted Timken Common Share relating to Timken Restricted Shares described in Section 10.1(a)(ii)(A).

“Bearings Time-Based RSU” means a restricted stock unit award with respect to Timken Common Shares relating to Timken Time-Based RSUs described in Section 10.1(a)(ii)(C) that vests based solely on the passage of time.

“Bearings Transferees” means the Delayed Transfer Employees who transfer from the TimkenSteel Group to the Bearings Group.

“Bearings Welfare Plan” means each Bearings Benefit Plan that is a Welfare Plan, other than the Split Retiree Welfare Plans.

“Benefit Plan” means, with respect to an entity, each plan, program, policy, agreement, arrangement or understanding that is maintained primarily for the benefit of employees in the United States and is a deferred compensation, executive compensation, incentive bonus or other bonus, pension, profit sharing, savings, retirement, severance pay, salary continuation, life, death benefit, health, hospitalization, sick leave, vacation pay, disability or accident insurance or other employee benefit plan, program, agreement or arrangement, including any “employee benefit plan” (as defined in Section 3(3) of ERISA) sponsored, maintained or contributed to by such entity or to which such entity is a party or under which such entity has any obligation; provided that no Timken Equity Compensation Award, nor any plan under which any such Timken Equity Compensation Award is granted, will constitute a “Benefit Plan” under this Employee Matters Agreement. In addition, no Employment Agreement will constitute a Benefit Plan for purposes hereof. For the avoidance of doubt, Excess Benefit Agreements between Timken (or TimkenSteel) and certain employees will be considered Benefit Plans.

“COBRA” means the continuation coverage requirements under Code Section 4980B and ERISA Sections 601-608.

“Code” means the Internal Revenue Code of 1986, as amended.

“Collective Bargaining Agreement” means any collective bargaining agreement, labor agreement, pension and insurance agreement, 401(k) agreement, SUB agreement or other written agreement to which Timken, TimkenSteel, or any of their respective direct or indirect Subsidiaries is a party with the United Steel, Paper and Forestry, Rubber, Manufacturing, Energy, Allied Industrial and Service Workers’ International Union, its predecessors-in-interest, and their respective constituent local unions.

“Death Benefit Agreements” has the meaning set forth in Section 5.1(b).

“Delayed Transfer Employee” has the meaning set forth in Section 2.4.

“Distribution” has the meaning set forth in the Recitals.

“Employee Matters Agreement” has the meaning set forth in the preamble.

“Employment Agreement” means any individual employment, retention, consulting, change in control, split dollar life insurance, sale bonus, incentive bonus, severance or other individual compensatory agreement between any current or former employee and Timken or any of its Affiliates. For the avoidance of doubt, Excess Benefit Agreements between Timken (or TimkenSteel) and certain employees will not constitute Employment Agreements.

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“Estimated Retirement Plan Transfer Amount” has the meaning set forth in Section 7.1(b).

“Final Retirement Plan Transfer Amount” has the meaning set forth in Section 7.1(c).

“Flex Plan Amount” has the meaning set forth in Section 6.4.

“Former Bearings Business Employee” means any individual who (i) on or before the close of business on the Distribution Date retired or otherwise separated from service from Timken and its Affiliates, and (ii) is not a Former TimkenSteel Business Employee. Notwithstanding the foregoing, the phrase “Distribution Date” in the prior sentence will be deemed to read “Plan Split Date” (i) for the purpose of allocating Liability with respect to the Split DB Plans, Split Retiree Welfare Plans, and Timken VEBA under Section 5.1(a) and (ii) for all purposes under Article VII and Sections 3.3, 6.1(a), 6.2(a), 6.3(a), and 6.7.

“Former TimkenSteel Business Employee” means any individual (i) who on or before the close of business on the Distribution Date retired or otherwise separated from service from Timken and its Affiliates, and (ii) whose last day worked with Timken and its Affiliates prior to the close of business on the Distribution Date was with (A) the Steel Business, (B) the TimkenSteel Former Businesses or (C) any Person that will be a direct or indirect Subsidiary of TimkenSteel immediately after the Distribution. Notwithstanding the foregoing, the phrase “Distribution Date” in the prior sentence will be deemed to read “Plan Split Date” (i) for the purpose of allocating Liability with respect to the Split DB Plans, Split Retiree Welfare Plans, and Timken VEBA under Section 5.1(a) and (ii) for all purposes under Article VII and Sections 6.1(a), 6.2(a), 6.3(a), and 6.7.

“Group” means the Bearings Group or the TimkenSteel Group, as the context requires.

“ILS” has the meaning set forth in Section 3.1(b).

“ILSC” has the meaning set forth in Section 3.1(b).

“Life Insurance Policy” has the meaning set forth in Section 5.1(b).

“Mexico Spinoff Pension Plan” has the meaning set forth in Section 3.3(a).

“Mexico Split Pension Plan” has the meaning set forth in Section 3.3(a).

“Non-U.S. Benefit Plan” means, with respect to an entity, each plan, program, policy, agreement, arrangement or understanding that is maintained primarily for the benefit of employees outside of the United States and is a deferred compensation, executive compensation, incentive bonus or other bonus, pension, profit sharing, savings, retirement, severance pay, salary continuation, life, death benefit, health, hospitalization, sick leave, vacation pay, disability or accident insurance or other employee benefit plan, program, agreement or arrangement, sponsored, maintained or contributed to by such entity or to which such entity is a party or under which such entity has any obligation; provided that no Timken Equity Compensation Award, nor any plan under which any such Timken Equity Compensation Award is granted, will constitute a “Non-U.S. Benefit Plan” under this Employee Matters Agreement. In addition, no Employment Agreement will constitute a Non-U.S. Benefit Plan for purposes hereof.

“Option Exercise Price” means the pre-adjustment exercise price of the applicable Timken Option.

“Plan Payee” means, as to an individual who participates in a Benefit Plan, such individual’s dependents, beneficiaries, alternate payees and alternate recipients, as applicable under such Benefit Plan.

“Plan Split Date” means May 1, 2014.

“Pre-Distribution Action” means an Action by any Third Party with respect to a Split Plan, Bearings Employee, Former Bearings Business Employee, TimkenSteel Employee, or Former TimkenSteel Business Employee that (i) arises from an act, omission, or event that occurred prior to (A) the Plan Split Date, in the case of any Action arising out of or otherwise related to a Split Retiree Welfare Plan, a Split DB Plan, or the Timken VEBA, or (B) the Distribution, in the case of any other Action, and (ii) is not otherwise designated as TimkenSteel Litigation in the Separation Agreement.

“Repayment Agreement” means any The Timken Company Repayment Agreement (with respect to relocation expenses), Educational Reimbursement Program Repayment Agreement, or Educational Assistance Repayment Agreement.

“Represented Former TimkenSteel Employee” means any Former TimkenSteel Business Employee who immediately prior to his or her retirement or separation from service from Timken and its Affiliates was covered by a Collective Bargaining Agreement.

“Represented TimkenSteel Employee” means any TimkenSteel Employee who, as of the close of business on the Plan Split Date, is covered by a Collective Bargaining Agreement.

“Retained Severance Benefits” has the meaning set forth in Section 6.1(b).

“Scheme” has the meaning set forth in Section 3.1.

“SEMPP” has the meaning set forth in Section 5.3(b).

“Separation Agreement” has the meaning set forth in the Recitals.

“Split DB Plans” has the meaning set forth in Section 7.1(a).

“Split DC Plans” has the meaning set forth in Section 8.1(a).

“Split Nonqualified Plans” has the meaning set forth in Section 9.1(a).

“Split Non-U.S. Plan” means a Non-U.S. Benefit Plan sponsored, maintained or contributed to by the Bearings Group that transferred liabilities to a Non-U.S. Benefit Plan sponsored, maintained or contributed to by the TimkenSteel Group in connection with the Distribution.

“Split Plans” means the Split Welfare Plans, Split Retiree Welfare Plans, Split DB Plans, Split DC Plans, Split Nonqualified Plans, and Split Non-U.S. Plans.

“Split Retiree Welfare Plans” has the meaning set forth in Section 6.1(a).

“Split Welfare Plans” has the meaning set forth in Section 6.1(b).

“Steel Section” has the meaning set forth in Section 3.1(a).

“Steel UK” has the meaning set forth in Section 3.1(b).

“Timken” has the meaning set forth in the preamble.

“Timken Compensation Committee” means the Compensation Committee of the Board of Directors of Timken.

“Timken Deferred Share” means a deferred share award granted by Timken under a Timken LTIP before the Distribution Date.

“Timken Director Plan” has the meaning set forth in Section 9.6.

“Timken Equity Compensation Award” means each Timken Option, Timken Performance Share, Timken Restricted Share, Timken Deferred Share, Timken Performance-Based RSU or Timken Time-Based RSU.

“Timken Option” means an option to acquire Timken Common Shares granted by Timken under a Timken LTIP before the Distribution Date.

“Timken LTIP” means either of The Timken Company Long-Term Incentive Plan for directors, officers and other key employees (amended and restated as of February 5, 2008) or The Timken Company 2011 Long-Term Incentive Plan for directors, officers and other key employees.

“Timken Performance Share” means a performance share award granted by Timken under a Timken LTIP before the Distribution Date.

“Timken Performance-Based RSU” means a performance-based restricted stock unit award granted by Timken under a Timken LTIP before the Distribution Date.

“Timken PRSU Price” means the average closing price of Timken Common Shares solely on the New York Stock Exchange as reported by Bloomberg L.P. or any successor thereto for the period of the five consecutive Trading Days ending on the Distribution Date (as traded on the “regular way” market).

“Timken Restricted Share” means a restricted Timken Common Share granted by Timken under a Timken LTIP before the Distribution Date.

“Timken Time-Based RSU” means a time-based restricted stock unit award granted by Timken under a Timken LTIP before the Distribution Date.

“Timken VEBA” has the meaning set forth in Section 6.7.

“TimkenSteel” has the meaning set forth in the preamble.

“TimkenSteel Benefit Plan” means (i) the TimkenSteel Spinoff DB Plans, the TimkenSteel Spinoff Retiree Welfare Plans, and the TimkenSteel VEBA, and (ii) any Benefit Plan sponsored or maintained by any member of the TimkenSteel Group. TimkenSteel Benefit Plan will also mean any multiemployer plan (as defined in Section 3(37) of ERISA) to which any member of the TimkenSteel Group contributes for the benefit of its employees. For the avoidance of doubt, no member of the TimkenSteel Group will be deemed to sponsor or maintain any Benefit Plan if its relationship to such Benefit Plan is solely to administer such Benefit Plan or provide to Timken any reimbursement in respect of such Benefit Plan.

“TimkenSteel Common Shares” means the common stock, without par value, of TimkenSteel.

“TimkenSteel Deferred Share” means a deferred share award relating to TimkenSteel Common Shares granted by TimkenSteel as of the Distribution under a TimkenSteel LTIP pursuant to Section 10.1(a)(ii)(B).

“TimkenSteel Employee” means each individual who, as of the close of business on the Distribution Date, is employed by a member of the TimkenSteel Group (including, for the avoidance of doubt, any such individual who is on a leave of absence, whether paid or unpaid). TimkenSteel Employees also include TimkenSteel Transferees, effective as of the Applicable Transfer Date. Notwithstanding the foregoing, the phrase “Distribution Date” in the first sentence of this definition will be deemed to read “Plan Split Date” and TimkenSteel Employee will include any individual whom Timken has, as of the Plan Split Date, designated to become employed by the TimkenSteel Group on or prior to the Distribution Date, in each case, (i) for the purpose of allocating Liability with respect to the Split DB Plans, Split Retiree Welfare Plans, and Timken VEBA under Section 5.1(a) and (ii) for all purposes under Article VII and Sections 3.3, 6.1(a), 6.2(a), 6.3(a), and 6.7.

“TimkenSteel Employment Agreement” has the meaning set forth in Section 5.4.

“TimkenSteel Equity Compensation Award” means each TimkenSteel Option, TimkenSteel Performance Share, TimkenSteel Restricted Share, TimkenSteel Deferred Share, or TimkenSteel Time-Based RSU.

“TimkenSteel Flexible Account Plan” has the meaning set forth in Section 6.4.

“TimkenSteel LTIP” means the TimkenSteel 2014 Equity and Incentive Compensation Plan and any stock-based or other incentive plan identified by TimkenSteel before the Distribution Date.

“TimkenSteel Non-U.S. Benefit Plan” means any Non-U.S. Benefit Plan sponsored or maintained by a member of the TimkenSteel Group.

“TimkenSteel Option” means an option to acquire TimkenSteel Common Shares granted by TimkenSteel as of the Distribution under a TimkenSteel LTIP pursuant to Section 10.1(a)(i)(B).

“TimkenSteel Performance Share” means performance share awards relating to TimkenSteel Common Shares granted by TimkenSteel as of the Distribution under a TimkenSteel LTIP.

“TimkenSteel Price” means the Option Exercise Price multiplied by a fraction, (a) the numerator of which is the average of the high and low sale price of a TimkenSteel Common Share solely on the New York Stock Exchange on the Trading Day immediately following the Distribution Date (as traded on the “regular way” market) as reported by Bloomberg L.P. or any successor thereto and (b) the denominator of which is the average of the high and low sale price of a Timken Common Share solely on the New York Stock Exchange on the Distribution Date (as traded on the “regular way” market) as reported by Bloomberg L.P. or any successor thereto.

“TimkenSteel Restricted Share” means a restricted TimkenSteel Common Share granted by TimkenSteel as of the Distribution under a TimkenSteel LTIP pursuant to Section 10.1(a)(ii)(A).

“TimkenSteel Retiree Welfare Claims” has the meaning set forth in Section 6.1(a).

“TimkenSteel Spinoff DB Plans” has the meaning set forth in Section 7.1(a).

“TimkenSteel Spinoff DC Plans” has the meaning set forth in Section 8.1(a).

“TimkenSteel Spinoff Nonqualified Plans” has the meaning set forth in Section 9.1(a).

“TimkenSteel Spinoff Retiree Welfare Plans” has the meaning set forth in Section 6.1(a).

“TimkenSteel Spinoff Welfare Plan” has the meaning set forth in Section 6.1(b).

“TimkenSteel Time-Based RSU” means restricted stock unit award with respect to TimkenSteel Common Shares granted by TimkenSteel as described in Section 10.1(a)(ii)(C) that vests based solely on the passage of time.

“TimkenSteel Transferees” means the Delayed Transfer Employees who transfer from the Bearings Group to the TimkenSteel Group.

“TimkenSteel VEBA” has the meaning set forth in Section 6.7.

“TimkenSteel Welfare Claims” has the meaning set forth in Section 6.1(b).

“TimkenSteel Workers’ Compensation Claim” has the meaning set forth in Section 6.5.

“Trading Day” means the period of time during any given calendar day, beginning at 9:30 a.m. (New York time) (or such other time as the New York Stock Exchange publicly announces is the official open of trading), and ending at 4:01 p.m. (New York time) (or one minute after such other time as the New York Stock Exchange publicly announces is the official close of trading), in which trading and settlement in Timken Common Shares or TimkenSteel Common Shares is permitted on the New York Stock Exchange.

“True-Up Amount” has the meaning set forth in Section 7.1(c).

“TUK” has the meaning set forth in Section 3.1(b).

“TUK Section” has the meaning set forth in Section 3.1(a).

“Vendor Contract” has the meaning set forth in Section 14.1.

“Welfare Plan” means each Benefit Plan that provides life insurance, health care, dental care, vision care, employee assistance programs (EAP), accidental death and dismemberment insurance, disability, severance, vacation or other group welfare or fringe benefits or is otherwise an “employee welfare benefit plan” as described in Section 3(1) of ERISA.

“Workers’ Compensation Event” means the event, injury, illness or condition giving rise to a workers’ compensation claim.

Section 1.2 Other Capitalized Terms. Capitalized terms not defined in this Employee Matters Agreement, including the following, will have the meanings ascribed to them in the Separation Agreement:

•	Action

•	Affiliate

•	Ancillary Agreements

•	Bearings Entities

•	Bearings Group

•	Damages

•	Distribution Date

•	Distribution Ratio

•	Governmental Authority

•	Law

•	Liability

•	Person

•	Shared Liability

•	Steel Business

•	Subsidiary

•	Tax

•	Third Party

•	Third-Party Claim

•	Timken Common Shares

•	TimkenSteel Entities

•	TimkenSteel Former Businesses

•	TimkenSteel Group

•	TimkenSteel Litigation

•	Transition Services Agreement

ARTICLE II

GENERAL PRINCIPLES; EMPLOYEE TRANSFERS

Section 2.1 Bearings Group Employee Liabilities. Except as specifically provided in this Employee Matters Agreement, the Bearings Group will be solely responsible for (i) all employment, compensation and employee benefits Liabilities relating to Bearings Employees and Former Bearings Business Employees, (ii) all Liabilities arising under each Bearings Benefit Plan, and (iii) any other Liabilities expressly assigned or allocated to a Bearings Group member under this Employee Matters Agreement.

Section 2.2 TimkenSteel Group Employee Liabilities. Except as specifically provided in this Employee Matters Agreement, the TimkenSteel Group will be solely responsible for (i) all employment, compensation and employee benefits Liabilities relating to TimkenSteel Employees and Former TimkenSteel Business Employees, (ii) all Liabilities arising under each TimkenSteel Benefit Plan, and (iii) any other Liabilities expressly assigned or allocated to a TimkenSteel Group member under this Employee Matters Agreement. Subject to Section 5.1(b), to the extent any of the Liabilities assigned to TimkenSteel pursuant to this Section 2.2 or Section 6.1 are funded by a life insurance policy held by a member of the Bearings Group on the life of a TimkenSteel Employee or Former TimkenSteel Business Employee, such policy will be assigned to TimkenSteel.

Section 2.3 Bearings Benefit Plans/TimkenSteel Benefit Plans.

(a) Except as otherwise provided herein, effective as of (i) the Plan Split Date, in the case of the Split DB Plans, the Split Retiree Welfare Plans, the Timken VEBA, and the Mexico Split Pension Plan and (ii) the Distribution, in the case of all other Bearings Benefit Plans and Bearings Non-U.S. Benefit Plans, the Bearings Group will be exclusively responsible for administering each Bearings Benefit Plan and Bearings Non-U.S. Benefit Plan in accordance with its terms and for all obligations and liabilities with respect to the Bearings Benefit Plans and Bearings Non-U.S. Benefit Plans and all benefits owed to participants in the Bearings Benefit Plans and Bearings Non-U.S. Benefit Plans, whether arising before, on or after the Distribution Date or Plan Split Date, as applicable.

(b) Except as otherwise provided herein, effective as of (i) the Plan Split Date, in the case of the TimkenSteel Spinoff DB Plans, the TimkenSteel Spinoff Retiree Welfare Plans, the TimkenSteel VEBA, and the Mexico Spinoff Pension Plan and (ii) the Distribution, in the case of all other TimkenSteel Benefit Plans and TimkenSteel Non-U.S. Benefit Plans, the TimkenSteel Group will be exclusively responsible for administering each TimkenSteel Benefit Plan and TimkenSteel Non-U.S. Benefit Plan in accordance with its terms and for all obligations and liabilities with respect to the TimkenSteel Benefit Plans and TimkenSteel Non-U.S. Benefit Plans and all benefits owed to participants in the TimkenSteel Benefit Plans and TimkenSteel Non-U.S. Benefit Plans, whether arising before, on or after the Distribution Date or Plan Split Date, as applicable.

Section 2.4 Employee Transfers. Upon mutual agreement of TimkenSteel and Timken, any employee whose employment transfers within 6 months after the Distribution Date from the Bearings Group to the TimkenSteel Group or from the TimkenSteel Group to the Bearings Group because such employee was inadvertently and erroneously treated as employed by the wrong employer on the Distribution Date and who was continuously employed by a member of the TimkenSteel Group or the Bearings Group (as applicable) from the Distribution Date through the date such employee commences employment with a member of the Bearings Group or TimkenSteel Group (as applicable) will be a “Delayed Transfer Employee”; provided, however, that no employee of either Group who is covered by a Collective Bargaining

Agreement at the time such employee transfers to the other Group will be a Delayed Transfer Employee. Notwithstanding anything herein to the contrary, no employee will be considered a Delayed Transfer Employee unless the mutual agreement with respect to, and Applicable Transfer Date of, any Delayed Transfer Employee occurs on or before the date that is 6 months after the Distribution Date.

Section 2.5 Collective Bargaining Agreements.

(a) Effective as of the Distribution Date, Timken or a Bearings Group member will retain or assume each Collective Bargaining Agreement then in effect covering Bearings Employees and TimkenSteel or a TimkenSteel Group member will retain or assume each Collective Bargaining Agreement then in effect covering TimkenSteel Employees.

(b) The parties agree that certain subjects of this Employee Matters Agreement have been, and may in the future be, the subject of effects bargaining with the United Steelworkers Union and that certain provisions shall be deemed modified to the extent necessary to conform with any agreements reached by the parties with the United Steelworkers Union as a result of such effects bargaining.

(c) The terms of this Employee Matters Agreement will be adjusted or conformed, as and where necessary, so as to not breach or otherwise contravene any Collective Bargaining Agreement found to be applicable.

ARTICLE III

NON-U.S. EMPLOYEE TRANSFERS AND BENEFIT PLANS

Section 3.1 UK Pension. Timken and TimkenSteel will use all reasonable endeavors to procure the sectionalization of the Timken UK Pension Scheme (the “Scheme”) with effect from the Distribution Date such that:

(a) the Scheme shall be split into the Timken UK Limited section (the “TUK Section”) and the TimkenSteel UK Limited section (the “Steel Section”) to the extent permissible under UK legislation;

(b) Timken UK Limited (“TUK”), Timken ILS Limited (“ILS”) and Timken ILS Cheltenham Limited (“ILSC”) will be the participating employers responsible for the TUK Section and TimkenSteel UK Limited (“Steel UK”) will be the participating employer responsible for the Steel Section;

(c) notwithstanding anything to the contrary in the agreement to be entered into between Timken, TimkenSteel, TUK, Steel UK, ILS, ILSC and the trustees of the Scheme on or about the date of this Employee Matters Agreement setting out the terms for sectionalization of the Scheme, the liabilities relating to members of the Scheme who are Bearings Employees and Former Bearings Business Employees shall be allocated to the TUK Section and the liabilities relating to members of the Scheme who are TimkenSteel Employees and Former TimkenSteel Business Employees shall be allocated to the Steel Section; and

(d) the assets of the Scheme shall be separated and allocated to the TUK Section and the Steel Section in proportion to the liabilities which the TUK Section and the Steel Section bear to the aggregate liabilities of the Scheme.

Section 3.2 IRBP. Timken will retain all obligations and liabilities related to The Timken Company International Retirement Benefit Plan and any corresponding assets related thereto.

Section 3.3 Mexico Pension.

(a) Effective as of the Plan Split Date, a TimkenSteel Entity has established and adopted a defined benefit pension plan (the “Mexico Spinoff Pension Plan”) to provide retirement benefits to certain TimkenSteel Employees in Mexico who participated in the Plan de Jubilacion de los Empleados de Planta de Timken de Mexico (the “Mexico Split Pension Plan”) prior to the Plan Split Date. The Mexico Spinoff Pension Plan assumed liability for all benefits accrued or earned by TimkenSteel Employees and their Plan Payees under the Mexico Split Pension Plan as of the Plan Split Date. As of the Plan Split Date, TimkenSteel or a member of the TimkenSteel Group is solely responsible for taking all necessary, reasonable, and appropriate actions to maintain and administer the Mexico Spinoff Pension Plan so that it complies with applicable local law. As of the Plan Split Date, the liabilities under the Mexico Split Pension Plan relating to TimkenSteel Employees and their Plan Payees have ceased to be liabilities of the Mexico Split Pension Plan, and have been assumed by the Mexico Spinoff Pension Plan, and the Bearings Group and the Mexico Split Pension Plan will retain all liabilities with respect to Former TimkenSteel Business Employees, Bearings Employees, and Former Bearings Business Employees.

(b) On the Plan Split Date, Timken or a member of the Bearings Group caused the Mexico Split Pension Plan (or any applicable trust related thereto) to transfer to the Mexico Spinoff Pension Plan (or any applicable trust related thereto) a portion of the assets of the Mexico Split Pension Plan, in cash or in kind, equal to the projected benefit obligation of liabilities being assumed by the Mexico Spinoff Pension Plan pursuant to Section 3.3(a), as determined in the actuarial valuation prepared by Lockton Companies, as of April 30, 2014.

ARTICLE IV

SERVICE CREDIT

Section 4.1 Service Credit for Employee Transfers. Subject to the terms of any applicable Collective Bargaining Agreement, the Benefit Plans will provide the following service crediting rules effective as of the Distribution Date:

(a) From and after (i) the Plan Split Date, in the case of the TimkenSteel Spinoff DB Plans, the TimkenSteel Spinoff Retiree Welfare Plans, and the TimkenSteel VEBA, and (ii) the Distribution Date, in the case of all other TimkenSteel Benefit Plans, TimkenSteel will, and will cause its Affiliates and successors to, provide credit under the TimkenSteel Benefit Plans to each TimkenSteel Employee for service with the Bearings Group prior to the Distribution Date or Plan Split Date, as applicable, for purposes of eligibility, vesting, and benefit service under the appropriate TimkenSteel Benefit Plans in which the TimkenSteel Employee is otherwise eligible, subject to the terms of those plans; provided, however, that service will not be recognized to the extent that such recognition would result in the duplication of benefits taking into account both Bearings Benefit Plans and TimkenSteel Benefit Plans.

(b) A Delayed Transfer Employee’s service with the TimkenSteel Group or the Bearings Group (as applicable) following the Distribution will be recognized for purposes of eligibility, vesting and benefit service under the appropriate Bearings Benefit Plans or TimkenSteel Benefit Plans as appropriate in which they are otherwise eligible, subject to the terms of those plans; provided, however, that this paragraph (b) will not apply to service crediting under the Split DB Plans or TimkenSteel Spinoff DB Plans; and provided, further, that service will not be recognized to the extent that such recognition would result in the duplication of benefits taking into account both Bearings Benefit Plans and TimkenSteel Benefit Plans.

(c) Except as provided in Section 4.1(b), with respect to an employee hired by the TimkenSteel Group or the Bearings Group after the Distribution Date, the Benefit Plans of the TimkenSteel Group for employees hired by the TimkenSteel Group or Bearings Group for employees hired by the Bearings Group will not recognize such employee’s service with the Bearings Group for employees hired by the TimkenSteel Group or TimkenSteel Group for employees hired by the Bearings Group unless required by Law or an applicable collective bargaining agreement.

ARTICLE V

LITIGATION AND COMPENSATION

Section 5.1 Employee-Related Litigation.

(a) Notwithstanding any provision of this Employee Matters Agreement to the contrary, Liability with respect to any Pre-Distribution Action: (i) will be a TimkenSteel Liability under the Separation Agreement to the extent it can be readily attributed to TimkenSteel Employees and/or Former TimkenSteel Business Employees; (ii) will be a Bearings Liability under the Separation Agreement to the extent it can be readily attributed to Bearings Employees and/or Former Bearings Business Employees; and (iii) will be a Shared Liability under the Separation Agreement to the extent it cannot be readily attributed to Bearings Employees and Former Bearings Business Employees, or TimkenSteel Employees and Former TimkenSteel Business Employees, as described in clauses (i) and (ii). A Pre-Distribution Action will be subjection to Section 6.8 of the Separation Agreement.

(b) Timken will have sole authority for administering, and making decisions with respect to, the claims being pursued to designate Timken as the beneficiary under the life insurance policies (the “Life Insurance Policies”) on the lives of Bill Bowling and Philip Weigel associated with the death benefit agreements that Timken or one of its current or former Affiliates entered into with Bill Bowling and Philip

Weigel (the “Death Benefit Agreements”), and will use its reasonable efforts to obtain such redesignation. Timken will retain responsibility for paying all amounts owed under the Death Benefit Agreement with Philip Weigel. TimkenSteel will reimburse Timken for all amounts Timken pays to the beneficiaries of the Death Benefit Agreement with Philip Weigel to the extent a member of the Bearings Group does not receive reimbursements for such amounts pursuant to a Life Insurance Policy for Philip Weigel. To the extent a member of the Bearings Group is a beneficiary under a Life Insurance Policy for Philip Weigel, Timken will take commercially reasonable actions necessary to obtain the proceeds under the Life Insurance Policy. Timken and TimkenSteel acknowledge that Timken has paid the beneficiaries of the Death Benefit Agreement with Bill Bowling the full amount due under such Death Benefit Agreement, and hereby agree that Timken will retain any reimbursement that it receives for such amounts pursuant to a Life Insurance Policy for Bill Bowling.

Section 5.2 Vacation. Subject to the terms of any applicable Collective Bargaining Agreement and except to the extent not permitted by applicable law, the Bearings Group will assume or retain, as applicable, responsibility for accrued vacation attributable to Bearings Employees as of the Distribution Date, or Applicable Transfer Date. Subject to the terms of any applicable Collective Bargaining Agreement and except to the extent not permitted by applicable law, the TimkenSteel Group will assume or retain, as applicable, responsibility for accrued vacation attributable to TimkenSteel Employees as of the Distribution Date, or Applicable Transfer Date.

Section 5.3 Annual Bonuses.

(a) Eligible employees of the Bearings Group and TimkenSteel Group will continue to participate in the Timken Annual Performance Award Pay Plan (“APA”) through the Distribution Date or, for TimkenSteel Transferees, the Applicable Transfer Date. Timken will remain responsible for and will pay any awards earned under the APA to all Bearings Employees and Former Bearings Business Employees, and TimkenSteel will be responsible for and will pay any awards earned under the APA by TimkenSteel Employees and Former TimkenSteel Business Employees. The Bearings Group will be responsible for establishing and paying any annual bonus for its employees for performance periods after the Distribution Date or, for Bearings Transferees, the Applicable Transfer Date, and the TimkenSteel Group will be responsible for establishing and paying any annual bonus for its employees for performance periods after the Distribution Date.

(b) Eligible employees of the Bearings Group and the TimkenSteel Group will continue to participate in the Timken Senior Executive Management Performance Plan (the “SEMPP”) through December 31, 2014. The determination of whether any portion of an award under the SEMPP with respect to the 2014 fiscal year (a “2014 SEMPP Award”) has been earned will be made based upon the achievement of the applicable management objectives measured as of December 31, 2014. Such determination will be made by the Timken Compensation Committee in accordance with the SEMPP. With respect to TimkenSteel Employees, the amount of any 2014 SEMPP Award will be prorated based on the number of days of the 2014 fiscal year completed as of the Distribution Date. Notwithstanding any provision of the SEMPP, Timken will pay each 2014 SEMPP Award held by a Bearings Employee or a Former Bearings Business Employee, and TimkenSteel will pay each 2014 SEMPP Award held by a TimkenSteel Employee or a Former TimkenSteel Business Employee.

Section 5.4 Employment Agreements. Subject to Section 5.1(b), effective as of the Distribution, TimkenSteel or a member of the TimkenSteel Group will assume and be solely responsible for any Employment Agreement to which a TimkenSteel Employee or a Former TimkenSteel Business Employee is a party (a “TimkenSteel Employment Agreement”), including the agreements listed on Schedule 5.4, and the Bearings Group will have no liabilities with respect thereto. Notwithstanding any provision to the contrary, (i) the TimkenSteel Employment Agreements will be the responsibility of one or more members of the TimkenSteel Group following the Distribution Date; and (ii) Timken will retain and be solely and exclusively responsible for all obligations and liabilities with respect to, or in any way related to, any Employment Agreement that is not a TimkenSteel Employment Agreement.

Section 5.5 Repayment Agreements. With respect to each TimkenSteel Employee who has entered into a Repayment Agreement with Timken, Timken will assign all of its rights under such Repayment Agreement to TimkenSteel, and TimkenSteel will assume and be responsible for paying any amounts Timken owes to the TimkenSteel Employee under such Repayment Agreement as of the Distribution Date or Applicable Transfer Date in accordance with the terms of such agreement and any underlying Timken policy in effect as of the Distribution Date. TimkenSteel may retain any amounts it receives if any TimkenSteel Employee becomes obligated to repay reimbursements made under any such Repayment Agreement assumed by TimkenSteel.

ARTICLE VI

CERTAIN WELFARE BENEFIT PLAN MATTERS

Section 6.1 TimkenSteel Spinoff Welfare Plans.

(a) Effective as of the Plan Split Date, TimkenSteel established the TimkenSteel Corporation Welfare Benefit Plan for Retirees and the TimkenSteel Corporation Bargaining Unit Welfare Benefit Plan for Retirees (together, the “TimkenSteel Spinoff Retiree Welfare Plans”). Each TimkenSteel Spinoff Retiree Welfare Plan has terms and features (including benefit coverage options, employer contribution provisions and retiree medical coverage) that are substantially similar to one of the Bearings Benefit Plans listed on Schedule 6.1(a) (such Bearings Benefit Plans, the “Split Retiree Welfare Plans”) such that (for the avoidance of doubt) each Split Retiree Welfare Plan is substantially replicated by a TimkenSteel Spinoff Retiree Welfare Plan, except as otherwise provided on Schedule 6.1(a). As of the Plan Split Date, each TimkenSteel Spinoff Retiree Welfare Plan covers those TimkenSteel Employees and Former TimkenSteel Business Employees and their Plan Payees who immediately prior to the Plan Split Date were participating in, or entitled to present or future benefits under, the corresponding Split Retiree Welfare Plan. The TimkenSteel

Group and the TimkenSteel Spinoff Retiree Welfare Plans are solely responsible for all claims incurred by TimkenSteel Employees and Former TimkenSteel Business Employees and their Plan Payees under the TimkenSteel Spinoff Retiree Welfare Plans and Split Retiree Welfare Plans (“TimkenSteel Retiree Welfare Claims”) before, on and after the Plan Split Date, but only to the extent such claims are not payable under an insurance policy held by the Bearings Group. To the extent any TimkenSteel Retiree Welfare Claims are payable under an insurance policy held by the Bearings Group, Timken will take all commercially reasonable actions necessary to process such claim and obtain payment under the applicable insurance policy. Effective as of the Plan Split Date, TimkenSteel Employees and their Plan Payees ceased to be covered by the Split Retiree Welfare Plans. The Bearings Group and the Split Retiree Welfare Plans will remain solely responsible for all claims incurred by Bearings Employees and Former Bearings Business Employees and their Plan Payees, whether incurred before, on, or after the Plan Split Date.

(b) Effective not later than the Distribution, TimkenSteel or a member of the TimkenSteel Group will establish certain other welfare benefit plans (such plans, the “TimkenSteel Spinoff Welfare Plans”). TimkenSteel will cause each TimkenSteel Spinoff Welfare Plan to have terms and features (including benefit coverage options, employer contribution provisions and retiree medical coverage) that are substantially similar to one of the Bearings Benefit Plans listed on Schedule 6.1(b) (such Bearings Benefit Plans, the “Split Welfare Plans”) such that (for the avoidance of doubt) each Split Welfare Plan is substantially replicated by a TimkenSteel Spinoff Welfare Plan, except as otherwise provided on Schedule 6.1(b). From and after the Distribution Date or Applicable Transfer Date, TimkenSteel will cause each TimkenSteel Spinoff Welfare Plan to cover those TimkenSteel Employees and Former TimkenSteel Business Employees and their Plan Payees who immediately prior to the Distribution or Applicable Transfer Date were participating in, or entitled to present or future benefits under, the corresponding Split Welfare Plan, except as otherwise provided in the Transition Services Agreement. With respect to any severance benefits owed to any Bearings Employee, Former Bearings Business Employee, TimkenSteel Employee, or Former TimkenSteel Business Employee as a result of a termination of employment occurring on or prior to the Distribution Date (the “Retained Severance Benefits”), the Bearings Group and the applicable Bearings Welfare Plans (including the Split Welfare Plans) will be solely responsible for all such Retained Severance Benefits. The TimkenSteel Group and the TimkenSteel Spinoff Welfare Plans will be solely responsible for all claims incurred by TimkenSteel Employees and Former TimkenSteel Business Employees and their Plan Payees under the TimkenSteel Spinoff Welfare Plans and Split Welfare Plans (except with respect to Retained Severance Benefits or as otherwise provided in the Transition Services Agreement) (“TimkenSteel Welfare Claims”) before, on and after the Distribution Date or Applicable Transfer Date, but only to the extent such claims are not otherwise payable under an insurance policy held by the Bearings Group. To the extent any TimkenSteel Welfare Claims are payable under an insurance policy held by the Bearings Group, Timken will take all commercially reasonable actions necessary to process such claim and obtain payment under the applicable insurance policy. Effective as of the Distribution Date or Applicable Transfer Date, Timken will cause TimkenSteel Employees and their Plan Payees to cease to be covered by the Bearings Welfare Plans (including the Split Welfare Plans), except as otherwise provided in the Transition Services Agreement. The Bearings Group and the Bearings Welfare Plans will remain solely responsible for all claims incurred by Bearings Employees and Former Bearings Business Employees and their Plan Payees, whether incurred before, on, or after the Distribution Date.

(c) For purposes of this Section 6.1, a claim will be deemed “incurred” on the date that the event that gives rise to the claim occurs (for purposes of life insurance, severance, sickness, accident and disability programs) or on the date that treatment or services are provided (for purposes of health care programs).

Section 6.2 Continuation of Elections.

(a) As of the Plan Split Date, TimkenSteel has caused the TimkenSteel Spinoff Retiree Welfare Plans to recognize elections and designations (including, without limitation, all coverage and contribution elections and beneficiary designations, all continuation coverage and conversion elections, and all qualified medical child support orders and other orders issued by courts of competent jurisdiction) in effect with respect to Former TimkenSteel Business Employees prior to the Plan Split Date under the corresponding Split Retiree Welfare Plan, to the extent such elections and designations and orders are applicable to such Split Retiree Welfare Plan, and will continue to apply and maintain in force comparable elections and designations and orders under the TimkenSteel Spinoff Retiree Welfare Plans for the remainder of the period or periods for which such elections or designations are by their terms effective.

(b) As of the Distribution Date, or Applicable Transfer Date, TimkenSteel will cause the TimkenSteel Spinoff Welfare Plans to recognize elections and designations (including, without limitation, all coverage and contribution elections and beneficiary designations, all continuation coverage and conversion elections, and all qualified medical child support orders and other orders issued by courts of competent jurisdiction) in effect with respect to TimkenSteel Employees and Former TimkenSteel Business Employees prior to the Distribution Date, or Applicable Transfer Date, under the corresponding Split Welfare Plan, to the extent such elections and designations and orders are applicable to such Split Welfare Plan, and apply and maintain in force comparable elections and designations and orders under the TimkenSteel Spinoff Welfare Plans for the remainder of the period or periods for which such elections or designations are by their original terms effective.

Section 6.3 Deductibles and Other Cost-Sharing Provisions.

(a) As of the Plan Split Date, TimkenSteel has caused the TimkenSteel Spinoff Retiree Welfare Plans to recognize all amounts applied to deductibles, co-payments and out-of-pocket maximums with respect to TimkenSteel Employees and Former TimkenSteel Business Employees under the corresponding Split Retiree Welfare Plan during the plan year in which the Plan Split Date occurs, and the TimkenSteel Spinoff Retiree Welfare Plans have not imposed any limitations on coverage for preexisting conditions other than such limitations as were applicable under the corresponding Split Retiree Welfare Plan prior to the Plan Split Date.

(b) As of the Distribution Date, or Applicable Transfer Date, TimkenSteel will cause the TimkenSteel Spinoff Welfare Plans to recognize all amounts applied to deductibles, co-payments and out-of-pocket maximums with respect to TimkenSteel Employees and Former TimkenSteel Business Employees under the corresponding Split Welfare Plan during the plan year in which the Distribution or Applicable Transfer Date occurs, and the TimkenSteel Spinoff Welfare Plans will not impose any limitations on coverage for preexisting conditions other than such limitations as were applicable under the corresponding Split Welfare Plan prior to the Distribution Date or Applicable Transfer Date.

Section 6.4 Flexible Spending Account Treatment. Notwithstanding Sections 6.2 and 6.3 to the contrary, with respect to the portion of a Split Welfare Plan that consists of medical and dependent care flexible spending accounts (the “Bearings Flexible Account Plan”), as of the Distribution or Applicable Transfer Date, TimkenSteel will be solely responsible for all liabilities with respect to TimkenSteel Employees and Former TimkenSteel Business Employees, and the applicable TimkenSteel Spinoff Welfare Plan (the “TimkenSteel Flexible Account Plan”) will, as required under Section 6.2, give effect to the elections of TimkenSteel Employees and Former TimkenSteel Business Employees that were in effect under the corresponding Split Welfare Plan as of the Distribution Date or Applicable Transfer Date. As soon as practicable following the Distribution or Applicable Transfer Date, Timken will transfer to TimkenSteel in cash an amount equal to the total amount that TimkenSteel Employees and Former TimkenSteel Business Employees have contributed to the Bearings Flexible Account Plan through the Distribution Date or Applicable Transfer Date for the calendar year that includes the Distribution or Applicable Transfer Date less all amounts that have been paid from Bearings Flexible Account Plan through the Distribution Date or Applicable Transfer Date for medical and dependent care claims incurred by the TimkenSteel Employees and Former TimkenSteel Business Employees in the calendar year that includes the Distribution or Applicable Transfer Date (such difference, the “Flex Plan Amount”). If the Flex Plan Amount is less than $0, as soon as practicable after the Distribution or Applicable Transfer Date, TimkenSteel will transfer to Timken in cash an amount equal to all amounts that have been paid from Bearings Flexible Account Plan through the Distribution Date for medical expense and dependent care claims incurred by the TimkenSteel Employees and Former TimkenSteel Business Employees in the calendar year that includes the Distribution or Applicable Transfer Date less the total amount that TimkenSteel Employees and Former Timken Steel Business Employees have contributed to Bearings Flexible Account Plan through the Distribution Date or Applicable Transfer Date for the calendar year that includes the Distribution or Applicable Transfer Date. After the Distribution Date or Applicable Transfer Date, the TimkenSteel Flexible Account Plan will be responsible for reimbursement of all previously unreimbursable medical expense and dependent care claims incurred by TimkenSteel Employees and Former TimkenSteel Business Employees, regardless of when the claims were incurred.

Section 6.5 Workers’ Compensation. The Bearings Group will be solely responsible for all United States (including its territories) workers’ compensation claims of Bearings Employees and Former Bearings Business Employees, regardless of when the Workers’ Compensation Events to which such claims relate occur. The Bearings Group will have sole authority for administering, making decisions with respect to, and paying all United States (including its territories) workers’ compensation claims of TimkenSteel Employees and Former TimkenSteel Business Employees with respect to Workers’ Compensation Events occurring before the Distribution Date or Applicable Transfer Date (“TimkenSteel Workers’ Compensation Claims”), subject to the prior consent of TimkenSteel, which consent shall not be unreasonably withheld. The consent described in the immediately preceding sentence will be evidenced in writing with respect to any decision relating to (a) the settlement of a TimkenSteel Workers’ Compensation Claim, (b) the designation of an “allowed condition,” or (c) the administration of ongoing litigation. TimkenSteel will, and will cause any other TimkenSteel Entity (and each of their respective successors and assigns) to, jointly and severally indemnify, defend and hold harmless Timken and each member of the Bearings Group and each of their respective successors and assigns from and against any and all Damages incurred by Timken arising out of or in connection with a TimkenSteel Workers’ Compensation Claim, whether such Damages arise or accrue prior to, on or following the Distribution Date, but only to the extent such Damages are not payable under an insurance policy held by the Bearings Group. To the extent any such Damages are payable under an insurance policy held by the Bearings Group, Timken will take all commercially reasonable actions necessary to obtain payment of such Damages under the applicable insurance policy. The TimkenSteel Group will be solely responsible for all workers’ compensation claims of TimkenSteel Employees with respect to Workers’ Compensation Events occurring on or after the Distribution Date.

Section 6.6 COBRA. Effective as of the Distribution Date or Applicable Transfer Date, TimkenSteel or a member of the TimkenSteel Group will assume or will cause the TimkenSteel Spinoff Welfare Plans to assume sole responsibility for compliance with COBRA after the Distribution Date or Applicable Transfer Date for all TimkenSteel Employees, Former TimkenSteel Business Employees and their “qualified beneficiaries” for whom a “qualifying event” occurs before, on or after the Distribution Date or the Applicable Transfer Date; provided, however, that Timken or a member of the Bearings Group will be responsible for furnishing any election notice required under COBRA to any TimkenSteel Transferee. Timken, the Bearings Group, or a Split Welfare Plan will remain solely responsible for compliance with COBRA before, on and after the Distribution Date or Applicable Transfer Date for Bearings Employees, Former Bearings Business Employees and their “qualified beneficiaries”; provided, however, that TimkenSteel or a member of the TimkenSteel Group will be responsible for furnishing any election notice required under COBRA to any Bearings Transferee. The terms “qualified beneficiaries” and “qualifying event” will have the meanings given to them under Code Section 4980B and ERISA Sections 601-608. For the avoidance of doubt, Section 6.1(b) will govern whether the TimkenSteel Spinoff Welfare Plans or Split Welfare Plans are responsible for claims incurred by TimkenSteel Employees, Former TimkenSteel Business Employees, or their qualified beneficiaries, while receiving continuation coverage under COBRA.

Section 6.7 Timken VEBA. As of the Plan Split Date, TimkenSteel has established the Voluntary Employees’ Beneficiary Association sponsored by TimkenSteel or its Affiliates as a tax exempt trust under Section 501(c)(9) of the Code (the “TimkenSteel VEBA”). Timken will or will cause the trustee of The Timken Company Voluntary Employees’ Beneficiary Association Trust (the “Timken VEBA”) to segregate, and then transfer to the trustee of the TimkenSteel VEBA, a portion of the assets held by the Timken VEBA equal to: the fair market value, as of the Plan Split Date, of the assets of the Timken VEBA multiplied by a fraction, the numerator of which is the accumulated post-retirement health benefit obligation determined under ASC 715-60 for Represented TimkenSteel Employees and Represented Former TimkenSteel Employees whose right to post-retirement health benefits is subject to or otherwise based in whole or in part on 1 or more Collective Bargaining Agreements, and the denominator of which is the accumulated post-retirement health benefit obligation determined under ASC 715-60 for all participants and dependents whose right to post-retirement health benefits is subject to or otherwise based in whole or in part on 1 or more Collective Bargaining Agreements. For this purpose, the ASC 715-60 accumulated post-retirement health benefit obligation will be measured at the Plan Split Date using the discount rate in effect at the Plan Split Date, and those other actuarial assumptions then being used by Towers Watson to satisfy Timken’s ASC 715-60 reporting obligation. The segregation described in this Section 6.7 shall occur no later than 30 days after the Plan Split Date. The transfer described in this Section 6.7 shall occur within 180 days after the Distribution Date (unless the parties otherwise agree to postpone such transfer date) and shall be made in cash or, to the extent agreed by the parties, marketable securities.

ARTICLE VII

TAX-QUALIFIED DEFINED BENEFIT PLANS

Section 7.1 TimkenSteel Spinoff DB Plans.

(a) Effective as of the Plan Split Date, TimkenSteel has established and adopted certain defined benefit plans that are intended to qualify under Code Section 401(a), along with a related master trust or trusts that is exempt under Code Section 501(a) (such plans and trusts, the “TimkenSteel Spinoff DB Plans”). On the Plan Split Date, each TimkenSteel Spinoff DB Plan has terms and features (including benefit accrual provisions) that are substantially similar to one of the Benefit Plans listed on Schedule 7.1(a) (such Benefit Plans, the “Split DB Plans”), such that (for the avoidance of doubt) each Split DB Plan is substantially replicated by a corresponding TimkenSteel Spinoff DB Plan. Each TimkenSteel Spinoff DB Plan assumed liability for all benefits accrued or earned (whether or not vested) by TimkenSteel Employees and Former TimkenSteel Business Employees and their respective Plan Payees under the corresponding Split DB Plan as of the Plan Split Date. As of the Plan Split Date, TimkenSteel or a member of the TimkenSteel Group is solely responsible for taking all necessary, reasonable, and appropriate actions (including the submission of the TimkenSteel Spinoff DB Plans to the Internal Revenue Service for a determination of tax-qualified status) to establish, maintain and administer the TimkenSteel Spinoff DB Plans so that they are qualified under Section 401(a) of the Code and that the related trusts thereunder are exempt under Section 501(a) of the Code. The portion of liabilities relating to TimkenSteel Employees and Former TimkenSteel Business Employees and their respective Plan Payees have ceased to be liabilities of the applicable Split DB Plan, and have been assumed by the corresponding TimkenSteel Spinoff DB Plan in accordance with this Section and Section 414(l) of the Code, Treasury Regulation Section 1.414(l)-1 and Section 208 of ERISA.

(b) Timken or a member of the Bearings Group has caused its actuary to determine the estimated value, as of the Plan Split Date, of the assets required to be held on behalf of each TimkenSteel Spinoff DB Plan in accordance with the assumptions and methodologies set forth in Treasury Regulation Section 1.414(l)-1 and ERISA Section 4044 (the “Estimated Retirement Plan Transfer Amount” for each such plan). Within 60 days after the Plan Split Date, Timken or a member of the Bearings Group caused the trust for each Split DB Plan to transfer to the trust of each TimkenSteel Spinoff DB Plan an amount in cash or in-kind equal to approximately 95% of the Estimated Retirement Plan Transfer Amount for such plan.

(c) Within 3 months after the Plan Split Date, Timken or another member of the Bearings Group will cause its actuary to provide TimkenSteel with a revised calculation of the value, as of the Plan Split Date, of the assets to be transferred to each TimkenSteel Spinoff DB Plan determined in accordance with the assumptions and methodologies set forth in Treasury Regulation Section 1.414(l)-1 and ERISA Section 4044 and reflecting any demographic updates (the “Final Retirement Plan Transfer Amount” for each such TimkenSteel Spinoff DB Plan). Within 120 days after the Plan Split Date, Timken will cause each Split DB Plan to transfer to the corresponding TimkenSteel Spinoff DB Plan an amount in cash or in kind equal to (i) the Final Retirement Plan Transfer Amount, minus (ii) any amounts previously transferred from such Split DB Plan (A) directly to the corresponding TimkenSteel Spinoff DB Plan or (B) to a Third Party on behalf of the corresponding TimkenSteel Spinoff DB Plan (such amount, the “True-Up Amount”). If the True-Up Amount is a negative number with respect to any TimkenSteel Spinoff DB Plan, TimkenSteel will cause each such TimkenSteel Spinoff DB Plan to transfer to the corresponding Split DB Plan an amount, in cash or in kind, by which the amounts described in clause (ii) in the preceding sentence exceed the Final Retirement Plan Transfer Amount. The parties hereto acknowledge that the Split DB Plans’ transfer of the True-Up Amount to the corresponding TimkenSteel Spinoff DB Plans will be in full settlement and satisfaction of the obligations of Timken and the Split DB Plans to transfer assets to the TimkenSteel Spinoff DB Plans pursuant to this Section. Any amounts transferred between a Split DB Plan and a TimkenSteel Spinoff DB Plan pursuant to Section 7.1(b) or 7.1(c), or otherwise to effectuate this Article VII, will be adjusted for earnings in a manner to be determined by mutual agreement of Timken and TimkenSteel.

(d) From and after the Plan Split Date, TimkenSteel and the members of the TimkenSteel Group are solely and exclusively responsible for all obligations and liabilities with respect to, or in any way related to, the TimkenSteel Spinoff DB Plans, whether accrued before, on or after the Plan Split Date. For the avoidance of doubt, the TimkenSteel Spinoff DB Plans will have the sole and exclusive obligation to the extent required by Law and the terms of the applicable TimkenSteel Spinoff DB Plan to restore the unvested accrued benefits attributable to any Former TimkenSteel Business Employee who becomes employed by a member of the TimkenSteel Group and whose employment with Timken or any of its Affiliates terminated on or before the Plan Split Date at a time when such individual’s benefits under the Split DB Plan were not fully vested. Furthermore, the TimkenSteel Spinoff DB Plans will have the sole obligation to restore accounts attributable to any lost participants who were formerly employed in the Steel Business to the extent required by applicable Law.

Section 7.2 Continuation of Elections. As of the Plan Split Date, TimkenSteel (acting directly or through a member of the TimkenSteel Group) will cause the TimkenSteel Spinoff DB Plans to recognize and maintain all existing elections, including beneficiary designations, payment form elections and rights of alternate payees under qualified domestic relations orders with respect to TimkenSteel Employees and Former TimkenSteel Business Employees and their respective Plan Payees under the corresponding Split DB Plan.

Section 7.3 Delayed Transfer Employees. Notwithstanding any provision of this Employee Matters Agreement to the contrary, for purposes of this Article VII, the term “Bearings Employees” will not include Bearings Transferees, and the term “TimkenSteel Employees” will not include TimkenSteel Transferees. Timken and TimkenSteel will cooperate in good faith to address any loss a Delayed Transfer Employee experiences under a Split DB Plan or TimkenSteel Spinoff DB Plan by reason of such employee’s transfer described in Section 2.4.

ARTICLE VIII

U.S. TAX-QUALIFIED DEFINED CONTRIBUTION PLANS

Section 8.1 TimkenSteel Spinoff DC Plans.

(a) Effective as of the Distribution Date, TimkenSteel or another member of the TimkenSteel Group will adopt and establish certain defined contribution plans that are intended to qualify under Code Section 401(a), and a related master trust or trusts exempt under Code Section 501(a) (such plans and trusts, the “TimkenSteel Spinoff DC Plans”). Each TimkenSteel Spinoff DC Plan will have terms and features (including employer contribution provisions) that are substantially similar to one of the Benefit Plans listed on Schedule 8.1(a) (such Benefit Plans, the “Split DC Plans”) such that (for the avoidance of doubt) each Split DC Plan is substantially replicated by a corresponding TimkenSteel Spinoff DC Plan. TimkenSteel or a member of the TimkenSteel Group will be solely responsible for taking all necessary, reasonable, and appropriate actions (including the submission of the TimkenSteel Spinoff DC Plans to the Internal Revenue Service for a determination of tax-qualified status) to establish, maintain and administer the TimkenSteel Spinoff DC Plans so that they are qualified under Section 401(a) of the Code and that the related trusts thereunder are exempt under Section 501(a) of the Code. Each TimkenSteel Spinoff DC Plan will assume liability for all benefits accrued or earned (whether or not vested) by TimkenSteel Employees and Former TimkenSteel Business Employees under the corresponding Split DC Plan as of the Distribution Date or Applicable Transfer Date.

(b) On or as soon as reasonably practicable following the Distribution Date or Applicable Transfer Date (but not later than 30 days thereafter), Timken or another member of the Bearings Group will cause each Split DC Plan to transfer to the applicable TimkenSteel Spinoff DC Plan, and TimkenSteel or another member of the TimkenSteel Group will cause such TimkenSteel Spinoff DC Plan to accept the transfer of, the accounts, liabilities and related assets in such Split DC Plan attributable to TimkenSteel Employees and Former TimkenSteel Business Employees and their respective Plan Payees. The transfer of assets will be in cash or in kind (as determined by the transferor) and include outstanding loan balances and amounts forfeited by Former TimkenSteel Business Employees that have not yet been reallocated or applied to the payment of contributions or expenses and be conducted in accordance with Code Section 414(l) and Treasury Regulation Section 1.414(l)-1 and Section 208 of ERISA.

(c) On or as soon as reasonably practicable following the Applicable Transfer Date (but not later than 30 days thereafter), TimkenSteel or a member of the TimkenSteel Group will cause the accounts, related liabilities, and related assets in the corresponding TimkenSteel Spinoff DC Plan(s) attributable to any Bearings Transferees and their respective Plan Payees (including any outstanding loan balances) to be transferred in cash or in-kind (as determined by the transferor) in accordance with Code Section 414(l) and Treasury Regulation Section 1.414(l)-1 and Section 208 of ERISA to the applicable Split DC Plan(s). Timken or another member of the Bearings Group will cause the applicable Split DC Plan(s) to accept such transfer of accounts, liabilities and assets.

(d) From and after the Distribution Date, except as specifically provided in paragraph (c) above, TimkenSteel and the TimkenSteel Group will be solely and exclusively responsible for all obligations and liabilities with respect to, or in any way related to, the TimkenSteel Spinoff DC Plans, whether accrued before, on or after the Distribution Date. For the avoidance of doubt, the TimkenSteel Spinoff DC Plans will, to the extent required by Law and the terms of the applicable TimkenSteel Spinoff DC Plans, have the sole and exclusive obligation to restore the unvested portion of any account attributable to any individual who becomes employed by a member of the TimkenSteel Group and whose employment with Timken or any of its Affiliates, or a member of the Bearings Group, terminated on or before the Distribution at a time when such individual’s benefits under the Split DC Plans were not fully vested. Furthermore, the TimkenSteel Spinoff DC Plans will have the sole obligation to restore accounts attributable to any lost participants who were formerly employed in the Steel Business to the extent required by applicable Law.

Section 8.2 Continuation of Elections. As of the Distribution Date, or Applicable Transfer Date, TimkenSteel (acting directly or through a member of the TimkenSteel Group) will cause the TimkenSteel Spinoff DC Plans to recognize and maintain all elections, including investment and payment form elections, beneficiary designations, and the rights of alternate payees under qualified domestic relations orders with respect to TimkenSteel Employees and Former TimkenSteel Business Employees and their respective Plan Payees under the corresponding Split DC Plan.

Section 8.3 Assumed DC Plans.

(a) Effective as the Distribution Date, TimkenSteel or a member of the TimkenSteel Group will assume and be solely responsible for the defined contribution plans listed on Schedule 8.3 (the “Assumed DC Plans”) and the Bearings Group will have no liabilities with respect thereto. From and after the Distribution Date, TimkenSteel or a member of the TimkenSteel Group will be solely responsible for taking all necessary, reasonable, and appropriate actions (including the submission of the Assumed DC Plans to the Internal Revenue Service for a determination of tax-qualified status) to maintain and administer the Assumed DC Plans so that they are qualified under Section 401(a) of the Code and that the related trusts thereunder are exempt under Section 501(a) of the Code. From and after the Distribution Date, TimkenSteel and the TimkenSteel Group will assume and be solely and exclusively responsible for all assets, obligations, and liabilities associated with, or in any way related to, the Assumed DC Plans, whether accrued before, on or after the Distribution Date.

(b) As of the Distribution Date, TimkenSteel (acting directly or through a member of the TimkenSteel Group) will cause the Assumed DC Plans to recognize and maintain all elections, including investment and payment form elections, beneficiary designations, and the rights of alternate payees under qualified domestic relations orders that were in effect with respect to TimkenSteel Employees and Former TimkenSteel Business Employees and their respective Plan Payees under the Assumed DC Plans immediately prior to the Distribution Date.

Section 8.4 Contributions Due.

(a) All amounts payable to the Split DC Plans and Assumed DC Plans with respect to employee deferrals, matching contributions and employer contributions for TimkenSteel Employees relating to a time period ending on or prior to the Distribution Date, determined in accordance with the terms and provisions of the Split DC Plans, the Assumed DC Plans, ERISA and the Code, will be paid by Timken or another member of the Bearings Group to the appropriate Split DC Plan or Assumed DC Plan prior to the date of any asset transfer described in Section 8.1(b) or Section 8.3(a).

ARTICLE IX

NONQUALIFIED RETIREMENT PLANS

Section 9.1 TimkenSteel Spinoff Nonqualified Plans.

(a) Effective as of the Distribution, TimkenSteel or another member of the TimkenSteel Group will establish certain nonqualified retirement plans (such plans, the “TimkenSteel Spinoff Nonqualified Plans”). Each TimkenSteel Spinoff Nonqualified Plan will have terms and features (including employer contribution provisions) that are substantially similar to one of the Bearings Benefit Plans listed on Schedule 9.1(a) (such plans, the “Split Nonqualified Plans”) such that (for the avoidance of doubt), each Split Nonqualified Plan is substantially replicated by a corresponding TimkenSteel Spinoff Nonqualified Plan. TimkenSteel or a member of the TimkenSteel Group will be solely responsible for taking all necessary, reasonable, and appropriate actions to establish, maintain and administer the TimkenSteel Spinoff Nonqualified Plans so that they do not result in adverse Tax consequences under Code Section 409A. Each TimkenSteel Spinoff Nonqualified Plan will assume liability for all benefits accrued or earned (whether or not vested) by TimkenSteel Employees and Former TimkenSteel Business Employees and their respective Plan Payees under the corresponding Split Nonqualified Plan as of the Distribution Date. From and after the Distribution Date, TimkenSteel and the TimkenSteel Group will be solely and exclusively responsible for all obligations and liabilities with respect to, or in any way related to, the TimkenSteel Spinoff Nonqualified Plans, whether accrued before, on or after the Distribution Date, except that Timken will be responsible for distributing any Timken Common Shares that are to be distributed pursuant to any Spinoff Nonqualified Plan. Furthermore, TimkenSteel and the TimkenSteel Group will have the sole obligation to restore in the TimkenSteel Spinoff Nonqualified Plans benefits under the Split Nonqualified Plans attributable to any lost participants who were formerly employed in the Steel Business.

(b) From and after the Distribution Date, Timken and the Bearings Group will be solely and exclusively responsible for all obligations and liabilities with respect to, or in any way related to, the nonqualified retirement plans sponsored or maintained by a member of the Bearings Group (including, but not limited to, the Split Nonqualified Plans) to the extent such obligations and liabilities are not specifically assumed by a TimkenSteel Group member or the TimkenSteel Spinoff Nonqualified Plans pursuant to Section 9.1(a) or Section 9.1(c), except that TimkenSteel will be responsible for distributing any TimkenSteel Common Shares that are to be distributed pursuant to any Split Nonqualified Plan.

(c) Effective as of the Distribution, the TimkenSteel Group will assume and be solely responsible for all obligations and liabilities with respect to the Excess Benefits Agreements listed on Schedule 9.1(c) between Timken and certain employees, and the Bearings Group will have no liability with respect thereto. Notwithstanding any provision to the contrary, Timken will retain and be solely and exclusively responsible for all obligations and liabilities with respect to, or in any way related to, any Excess Benefits Agreements between Timken or its Affiliates and certain service providers and former service providers not specifically assumed by TimkenSteel pursuant to this Section 9.1(c).

Section 9.2 No Distributions on Separation. Timken and TimkenSteel acknowledge that neither the Distribution nor any of the other transactions contemplated by this Employee Matters Agreement, the Separation Agreement or the other Ancillary Agreements will trigger a payment or distribution of compensation under any Benefit Plan that is a nonqualified retirement plan for any Bearings Employee, TimkenSteel Employee, former Bearings Employee or Former TimkenSteel Business Employee and, consequently, that the payment or distribution of any compensation to which any Bearings Employee, TimkenSteel Employee, former Bearings Employee or Former TimkenSteel Business Employee is entitled under any such Benefit Plan will occur upon such individual’s separation from service from the Bearings Group or the TimkenSteel Group, as applicable, or at such other time as specified in the applicable Benefit Plan.

Section 9.3 Section 409A. Timken and TimkenSteel will cooperate in good faith so that the Distribution will not result in adverse Tax consequences under Code Section 409A to any current or former employee of any member of the Bearings Group or any member of the TimkenSteel Group, or their respective Plan Payees, in respect of his or her benefits under any Bearings Benefit Plan or TimkenSteel Benefit Plan.

Section 9.4 Continuation of Elections. As of the Distribution Date, or Applicable Transfer Date and as permitted by Code Section 409A, TimkenSteel (acting directly or through a member of the TimkenSteel Group) will cause each TimkenSteel Spinoff Nonqualified Plan to recognize and maintain all elections, including deferral, investment and payment form elections, beneficiary designations, and the rights of alternate payees under qualified domestic relations orders with respect to TimkenSteel Employees and their Plan Payees under the corresponding Split Nonqualified Plan.

Section 9.5 Delayed Transfer Employees. Any TimkenSteel Transferee will be treated in the same manner as a TimkenSteel Employee under this Article IX, except that such TimkenSteel Transferee may experience a separation from service (within the meaning of Code Section 409A) on his or her Applicable Transfer Date. Such a TimkenSteel Transferee’s Applicable Transfer Date will be treated as the Distribution Date. In addition, the Bearings Group will assume and be solely responsible, pursuant to the terms of the applicable Split Nonqualified Plan, for any benefits accrued by any Bearings Transferee under any TimkenSteel Spinoff Nonqualified Plan, and the TimkenSteel Group will have no liability with respect thereto. Notwithstanding any provision of this Employee Matters Agreement to the contrary, for purposes of this Article IX, the term “Bearings Employees” will not include Bearings Transferees and the term “TimkenSteel Employees” will not include TimkenSteel Transferees, in each case, with respect to TimkenSteel Spinoff Nonqualified Plans and Split Nonqualified Plans that are defined benefit plans.

Section 9.6 Timken Director Plan.

(a) Timken has adopted The Timken Company Director Deferred Compensation Plan (the “Timken Director Plan”). From and after the Distribution Date, Timken and the Bearings Group will be solely and exclusively responsible for liability accrued prior to the Distribution Date for all deferred amounts under the Timken Director Plan.

ARTICLE X

TIMKEN EQUITY COMPENSATION AWARDS

Section 10.1 Outstanding Timken Equity Compensation Awards.

(a) Each Timken Equity Compensation Award that is outstanding as of the Distribution will be adjusted as described below, so that each holder of a Timken Equity Compensation Award will hold adjusted equity awards comprised of a TimkenSteel Equity Compensation Award and a Bearings Equity Compensation Award unless otherwise provided in this Section 10.1(a); provided, however, that, effective immediately prior to the Distribution, the Timken Compensation Committee may provide for different adjustments with respect to some or all of a holder’s Timken Equity Compensation Awards. For greater certainty, any adjustments made by the Timken Compensation Committee will be deemed incorporated by reference herein as if fully set forth below and will be binding on the parties hereto and their respective Subsidiaries.

(i) Each Timken Option generally will be adjusted in the manner described below, effective as of the Distribution Date and immediately prior to the Distribution, so that immediately following the Distribution each Timken Option holder will hold Bearings Options and TimkenSteel Options in lieu of the Timken Options previously held. The following procedure will generally be applied to each Timken Option with the same grant date and exercise price held by each Timken Option holder as of the Distribution Date:

(A) The Bearings Option will have an exercise price equal to the applicable Bearings Price. The number of Bearings Options will equal the number of Timken Options to which they relate. Such Bearings Options will be subject to the same vesting requirements and dates and other terms and conditions as the Timken Options to which they relate.

(B) The TimkenSteel Option will have an exercise price equal to the applicable TimkenSteel Price. The number of TimkenSteel Options will equal the number of Timken Options multiplied by the Distribution Ratio, rounded down to the nearest whole option. Such TimkenSteel Options will be subject to the same vesting requirements and dates and other terms and conditions as the Timken Options to which they relate.

(ii) With respect to Timken Restricted Shares, Timken Deferred Shares, and Timken Performance-Based RSUs and Timken Time-Based RSUs:

(A) Each holder of Timken Restricted Shares will generally receive from TimkenSteel, as of the time of the Distribution Date and immediately prior to the Distribution, TimkenSteel Restricted Shares determined in the same manner as for other shareholders of Timken Common Shares based on the Distribution Ratio, with the value of any fractional share paid to the holder in cash, less any applicable taxes, as soon as practicable following the Distribution Date (with such cash payment to be made by TimkenSteel to TimkenSteel Employees and Former TimkenSteel Business Employees on the Distribution Date and by Timken to all other holders), except to the extent that such cash payment would result in adverse Tax consequences to the holder under Code Section 409A. Such TimkenSteel Restricted Shares will be subject to the same vesting requirements and dates and other terms and conditions as the Timken Restricted Shares to which they relate (including the right to receive dividends or other distributions paid on TimkenSteel Common Shares). Each Timken Restricted Share will continue to be one Bearings Restricted Share which will be subject to the same vesting requirements and dates and other terms and conditions as the Timken Restricted Shares to which it relates.

(B) Each holder of Timken Deferred Shares will generally receive from TimkenSteel, as of the time of the Distribution Date and immediately prior to the Distribution, an award for TimkenSteel Deferred Shares, determined in the same manner as for shareholders of Timken Common Shares based on the Distribution Ratio, with the value of any fractional share paid to the holder in cash, less any applicable taxes, as soon as practicable following the Distribution Date (with such cash payment to be made by TimkenSteel to TimkenSteel Employees and Former TimkenSteel Business Employees on the Distribution Date and by Timken to all other holders), except to the extent that such cash payment would result in adverse Tax consequences to the holder under Code Section 409A. All TimkenSteel Deferred Shares will be subject to the same vesting requirements and dates and other terms and conditions as the Timken Deferred Shares to which they relate (including the right to be credited with dividends or other distributions paid on TimkenSteel Common Shares). Each Timken Deferred Share will continue to be a Bearings Deferred Share which will be subject to the same vesting requirements and dates and other terms and conditions as the Timken Deferred Share to which it relates.

(C) Each holder of Timken Time-Based RSUs will generally receive from TimkenSteel, as of the time of the Distribution Date and immediately prior to the Distribution, TimkenSteel Time-Based RSUs, determined in the same manner as for shareholders of Timken Common Shares based on the Distribution Ratio, with the value of any fractional share paid to the holder in cash, less any applicable taxes, as soon as practicable following the Distribution Date (with such cash payment to be made by TimkenSteel to TimkenSteel Employees and Former TimkenSteel Business Employees on the Distribution Date and by Timken to all other holders), except to the extent that such cash payment will result in adverse Tax consequences to the holder under Code Section 409A. All TimkenSteel Time-Based RSUs will be subject to the same vesting requirements and dates and other terms and conditions as the Timken Time-Based RSUs to which they relate. Each Timken Time-Based RSU will continue to be a Bearings Time-Based RSU which will be subject to the same vesting requirements and dates and other terms and conditions as the Timken Time-Based RSU to which it relates.

(D) The determination of whether any portion of a 2012 Performance-Based RSU award has been earned will be made based upon the achievement of the applicable management objectives measured as of the Distribution Date. Such determination will be made by the Timken Compensation Committee in accordance with the applicable Timken LTIP. Notwithstanding any provision of the applicable award agreement, Timken will pay each such award held by a Bearings Employee or a Former Bearings Business Employee, and TimkenSteel will pay each such award held by a TimkenSteel Employee or a Former TimkenSteel Business Employee, in cash between January 1, 2015 and March 15, 2015 based on the Timken PRSU Price for each Timken Common Share earned with respect to such 2012 Performance-Based RSU.

(E) The determination of whether any portion of a 2013 Performance-Based RSU award has been earned will be made based upon the achievement of the applicable management objectives measured as of the Distribution Date, and prorated based on the percentage of the applicable performance period completed as of the Distribution Date. Such determination will be made by the Timken Compensation Committee in accordance with the applicable Timken LTIP. Notwithstanding any provision of the applicable award agreement, Timken will pay each such award held by a Bearings Employee or a Former Bearings Business Employee, and TimkenSteel will pay each such award held by a TimkenSteel Employee or a Former TimkenSteel Business Employee, in cash between January 1, 2016 and March 15, 2016 based on the Timken PRSU Price for each Timken Common Share earned with respect to such 2013 Performance-Based RSU. Timken and TimkenSteel will grant new performance-based restricted stock unit awards to their respective employees for the period from the Distribution Date through December 31, 2015.

(iii) Each holder of Timken Performance Shares will generally receive from TimkenSteel, as of the time of the Distribution Date and immediately prior to the Distribution, TimkenSteel Performance Shares determined in the same manner as for other shareholders of Timken Common Shares based on the Distribution Ratio, with the value of any fractional share paid to the holder in cash, less any applicable taxes, as soon as practicable following the Distribution Date (with such cash payment to be made by TimkenSteel to TimkenSteel

Employees and Former TimkenSteel Business Employees on the Distribution Date and by Timken to all other holders, except to the extent such cash payment will result in adverse tax consequences under Code Section 409A). Such TimkenSteel Performance Shares will be subject to the same vesting requirements and dates and other terms and conditions as the Timken Performance Shares to which they relate (including the right to receive dividends or other distributions paid on TimkenSteel Common Shares). Each Timken Performance Share will continue to be one Bearings Performance Share which will be subject to the same vesting requirements and dates and other terms and conditions as the Timken Performance Shares to which it relates.

(b) In the event a change in control (as defined in the applicable equity incentive plan or award agreement) occurs with respect to Timken, then (i) any accelerated vesting and/or exercisability applicable to Bearings Equity Compensation Awards held by Bearings Employees and Former Bearings Business Employees shall apply to the TimkenSteel Equity Compensation Awards then held by such individuals, and (ii) all Bearings Equity Compensation Awards then held by TimkenSteel Employees and Former TimkenSteel Business Employees shall fully vest (and, to the extent applicable, become exercisable). In the event a change in control (as defined in the applicable equity incentive plan or award agreement) occurs with respect to TimkenSteel, then (i) any accelerated vesting and/or exercisability applicable to TimkenSteel Equity Compensation Awards held by TimkenSteel Employees and Former TimkenSteel Business Employees shall apply to the Bearings Equity Compensation Awards then held by such individuals, and (ii) all TimkenSteel Equity Compensation Awards then held by Bearings Employees and Former Bearings Business Employees shall fully vest (and, to the extent applicable, become exercisable). Notwithstanding the foregoing, this Section 10.1(b) will not apply to the extent that it would cause adverse tax consequences under Code Section 409A.

(c) Prior to the Distribution Date, TimkenSteel will establish equity compensation plans, so that upon the Distribution, TimkenSteel will have in effect an equity compensation plan that allows grants of equity compensation awards subject to substantially the same terms as those that apply to the corresponding Timken Equity Compensation Awards. From and after the Distribution Date, each TimkenSteel Equity Compensation Award will be subject to the terms of the applicable TimkenSteel equity compensation plan, the award agreement governing such TimkenSteel Equity Compensation Award and any Employment Agreement to which the applicable holder is a party. From and after the Distribution Date, TimkenSteel will retain, pay, perform, fulfill and discharge all Liabilities arising out of or relating to the TimkenSteel Equity Compensation Awards. Timken will retain, pay, perform, fulfill and discharge all Liabilities arising out of or relating to the Bearings Equity Compensation Awards.

(d) In all events, the adjustments provided for in this Section 10.1 will be made in a manner that, as determined by Timken, avoids adverse Tax consequences to holders under Code Section 409A.

Section 10.2 Conformity with Non-U.S. Laws. Notwithstanding anything to the contrary in this Agreement, (i) to the extent any of the provisions in this Article X (or any equity award described herein) do not conform with applicable non-U.S. laws (including provisions for the collection of withholding taxes), such provisions shall be modified to the extent necessary to conform with such non-U.S. laws in such manner as is equitable and to preserve the intent hereof, as determined by the parties in good faith, and (ii) the provisions of this Article X may be modified to the extent necessary to avoid undue cost or administrative burden arising out of the application of this Article X to awards subject to non-U.S. laws.

Section 10.3 Tax Withholding and Reporting.

(a) Except as otherwise required by applicable non-U.S. law, the appropriate member of the Bearings Group will be responsible for all payroll taxes, withholding and reporting with respect to Bearings Equity Compensation Awards and TimkenSteel Equity Compensation Awards held by Bearings Employees and Former Bearings Business Employees. Except as otherwise required by applicable non-U.S. law, the appropriate member of the TimkenSteel Group will be responsible for all payroll taxes, withholding and reporting with respect to Bearings Equity Compensation Awards and TimkenSteel Equity Compensation Awards held by TimkenSteel Employees and Former TimkenSteel Business Employees.

(b) If Timken or TimkenSteel determines in its reasonable judgment that any action required under this Article X will not achieve the intended tax, accounting and legal results, including, without limitation, the intended results under Code Section 409A or FASB ASC Topic 718 – Stock Compensation, then at the request of Timken or TimkenSteel, as applicable, Timken and TimkenSteel will mutually cooperate in taking such actions as are necessary or appropriate to achieve such results, or most nearly achieve such results if the originally-intended results are not fully attainable.

(c) Tax deductions with respect to Bearings Equity Compensation Awards and TimkenSteel Equity Compensation Awards will be allocated in accordance with the Tax Sharing Agreement, dated June 30, 2014, by and between The Timken Company and TimkenSteel Corporation.

Section 10.4 Employment Treatment.

(a) Continuous employment with the TimkenSteel Group and the Bearings Group following the Distribution Date will be deemed to be continuing service for purposes of vesting and exercisability for the TimkenSteel Equity Compensation Awards and the Bearings Equity Compensation Awards. However, in the event that a TimkenSteel Employee terminates employment after the Distribution Date and becomes employed by the Bearings Group, for purposes of Article X, the TimkenSteel Employee will be deemed terminated and the terms and conditions of the applicable performance incentive plan under which grants were made will apply. Similarly, in the event that a Bearings Employee terminates employment after the Distribution Date and becomes employed by the TimkenSteel Group, for purposes of Article X, the Bearings Employee will be deemed terminated and the terms and conditions of the performance incentive plan under which grants were made will apply. Notwithstanding the foregoing, for purposes of this Article X only, if an individual is a Delayed Transfer Employee, such individual will not be considered to have terminated on his or her Applicable Transfer Date. In addition, a non-employee member of the board of directors of Timken or TimkenSteel will be treated in a similar manner to that described in this Section 10.4(a).

(b) If, after the Distribution Date, Timken or TimkenSteel identifies an administrative error in the individuals identified as holding Bearings Equity Compensation Awards and TimkenSteel Equity Compensation Awards, the amount of such awards so held, the vesting level of such awards, or any other similar error, Timken and TimkenSteel will mutually cooperate in taking such actions as are necessary or appropriate to place, as nearly as reasonably practicable, the individual and Timken and TimkenSteel in the position in which they would have been had the error not occurred.

Section 10.5 Payment of Option Exercise Prices. Upon the exercise of a Bearings Option or a TimkenSteel Option, the exercise price of such stock option will be remitted in cash by the option administrator to the issuer of the option (the appropriate member of the Bearings Group or the TimkenSteel Group, as applicable) and the applicable withholding taxes will be remitted in cash by the option administrator to the entity (the appropriate member of the Bearings Group or the TimkenSteel Group, as applicable) responsible for payroll taxes, withholding and reporting with respect to the option pursuant to Section 10.3. Upon vesting or payment, as applicable, of restricted shares, restricted stock units, performance shares or deferred shares, the applicable withholding will be remitted in cash by the administrator to the entity (the appropriate member of the Bearings Group or the TimkenSteel Group, as applicable) responsible for payroll taxes, withholding and reporting with respect to such awards pursuant to Section 10.3. To the extent necessary to provide the withholding amount in cash to the entity responsible for payroll taxes, withholding, and reporting, the issuer of the applicable award will provide the withholding amount in cash. Notwithstanding the foregoing, the method of remittance of the exercise price of any stock option or any applicable withholding taxes may vary for legal or administrative reasons.

Section 10.6 Dividends/Dividend Equivalents. With respect to dividends on TimkenSteel Restricted Shares or dividend equivalents on TimkenSteel Deferred Shares payable by TimkenSteel to a Bearings Employee, TimkenSteel will make such payments to Timken, and Timken will make such payments to such Bearings Employees and will be responsible for payroll taxes, withholding and reporting in accordance with Section 10.3(a). With respect to dividends on Bearings Restricted Shares or dividend equivalents on Bearings Deferred Shares payable by Timken to a TimkenSteel Employee, Timken will make such payments to TimkenSteel, and TimkenSteel will make such payments to such TimkenSteel Employees and will be responsible for payroll taxes, withholding and reporting in accordance with Section 10.3(a).

Section 10.7 Equity Award Administration. TimkenSteel and Timken agree that Computershare Limited will be the administrator and recordkeeper for the TimkenSteel and Bearings Equity Compensation Awards outstanding as of the Distribution for the life of the relevant awards, unless the parties mutually agree otherwise.

Section 10.8 Registration. TimkenSteel will register the TimkenSteel Common Shares relating to the TimkenSteel Equity Compensation Awards and make any necessary filings with the appropriate Governmental Authorities as required under U.S. and foreign securities Laws.

ARTICLE XI

BENEFIT PLAN REIMBURSEMENTS, BENEFIT PLAN THIRD-

PARTY CLAIMS

Section 11.1 General Principles. From and after the Distribution Date, any services that a member of the TimkenSteel Group will provide to the members of the Bearings Group or that a member of the Bearings Group will provide to the members of the TimkenSteel Group relating to any Benefit Plans will be set forth in the Transition Services Agreements (and, to the extent provided therein, a member of the TimkenSteel Group or the Bearings Group will provide administrative services referred to in this Employee Matters Agreement).

Section 11.2 Benefit Plan Third-Party Claims. Any Third-Party Claim relating to the matters addressed in this Agreement shall be governed by the applicable provisions of the Separation Agreement.

ARTICLE XII

INDEMNIFICATION

Section 12.1 Indemnification. All Liabilities assumed by or allocated to TimkenSteel or the TimkenSteel Group pursuant to this Employee Matters Agreement will be deemed to be TimkenSteel Liabilities for purposes of Article V of the Separation Agreement, and all Liabilities retained or assumed by or allocated to Timken or the Bearings Group pursuant to this Employee Matters Agreement will be deemed to be Bearings Liabilities for purposes of Article V of the Separation Agreement. All such TimkenSteel Liabilities and Bearings Liabilities shall be governed by the applicable indemnification terms of the Separation Agreement.

ARTICLE XIII

COOPERATION

Section 13.1 Cooperation. Following the date of this Employee Matters Agreement, Timken and TimkenSteel will, and will cause their respective Subsidiaries, agents and vendors to, use reasonable best efforts to cooperate with respect to any employee compensation, benefits or human resources systems matters that Timken or TimkenSteel, as applicable, reasonably determines require the cooperation of both Timken and TimkenSteel in order to accomplish the objectives of this Employee Matters Agreement. Without limiting the generality of the preceding sentence, (a) Timken and

TimkenSteel will cooperate in coordinating each of their respective payroll systems in connection with the transfers of Bearings Employees to the Bearings Group and the Distribution, (b) Timken will, and will cause its Subsidiaries to, transfer records to TimkenSteel as reasonably necessary for the proper administration of the TimkenSteel Benefit Plans, to the extent such records are in Timken’s possession, (c) Timken and TimkenSteel will share, with each other and with their respective agents and vendors (without obtaining releases), all employee, participant and beneficiary information necessary for the efficient and accurate administration of the Benefit Plans, and (d) Timken and TimkenSteel will share such information as is necessary to administer equity awards pursuant to Article X, to provide any required information to holders of such equity awards, and to make any governmental filings with respect thereto.

ARTICLE XIV

MISCELLANEOUS

Section 14.1 Vendor Contracts. Prior to the Distribution, Timken and TimkenSteel will use reasonable best efforts to (a) negotiate with the current Third Party providers to separate and assign the applicable rights and obligations under each group insurance policy, health maintenance organization, administrative services contract, Third Party administrator agreement, letter of understanding or arrangement that pertains to one or more Bearings Benefit Plans and one or more TimkenSteel Benefit Plans (each, a “Vendor Contract”) to the extent that such rights or obligations pertain to TimkenSteel Employees and Former TimkenSteel Business Employees and their respective Plan Payees or, in the alternative, to negotiate with the current Third Party providers to provide substantially similar services to the TimkenSteel Benefit Plans on substantially similar terms under separate contracts with TimkenSteel or the TimkenSteel Benefit Plans and (b) to the extent permitted by the applicable Third Party provider, obtain and maintain pricing discounts or other preferential terms under the Vendor Contracts.

Section 14.2 Further Assurances. Prior to the Distribution, if either party identifies any commercial or other service that is needed to ensure a smooth and orderly transition of its business in connection with the consummation of the transactions contemplated hereby, and that is not otherwise governed by the provisions of this Employee Matters Agreement, the parties will cooperate in determining whether there is a mutually acceptable arm’s-length basis on which the other party will provide such service.

Section 14.3 Employment Taxes Withholding Reporting Responsibility. TimkenSteel and Timken hereby agree to follow the standard procedure for United States employment Tax withholding as provided in Section 4 of Rev. Proc. 2004-53, I.R.B. 2004-34. Timken will withhold and remit all employment taxes for the last payroll date preceding the Distribution Date with respect to all current and former employees of Timken and TimkenSteel who receive wages on such payroll date.

Section 14.4 Data Privacy. The parties agree that any applicable data privacy Laws and any other obligations of the TimkenSteel Group and the Bearings Group to maintain the confidentiality of any employee information or information held by any benefit plans in accordance with applicable Law will govern the disclosure of employee information among the parties under this Employee Matters Agreement. TimkenSteel and Timken will ensure that they each have in place appropriate technical and organizational security measures to protect the personal data of the TimkenSteel Employees, Former TimkenSteel Business Employees, Bearings Employees and Former Bearings Business Employees.

Section 14.5 Third Party Beneficiaries. Nothing contained in this Employee Matters Agreement will be construed to create any third-party beneficiary rights in any Person, including without limitation any TimkenSteel Employee, Bearings Employee, Former Bearings Business Employee, or Former TimkenSteel Business Employee (including any dependent or beneficiary thereof) nor will this Employee Matters Agreement be deemed to amend any Benefit Plan of Timken, TimkenSteel, or their Affiliates or to prohibit Timken, TimkenSteel or their respective Affiliates from amending or terminating any Benefit Plan.

Section 14.6 Effect if Distribution Does Not Occur. If the Distribution does not occur, then all actions and events that are, under this Employee Matters Agreement, to be taken or occur effective as of the Distribution, or otherwise in connection with the Distribution will not be taken or occur except to the extent specifically agreed by the parties.

Section 14.7 Incorporation of Separation Agreement Provisions. The following provisions of the Separation Agreement are hereby incorporated herein by reference, and unless otherwise expressly specified herein, such provisions will apply as if fully set forth herein (references in this Section 14.7 to an “Article” or “Section” will mean Articles or Sections of the Separation Agreement, and references in the material incorporated herein by reference will be references to the Separation Agreement): Article IV (relating to Further Assurances; Additional Information); Article V (relating to Release; Indemnification; and Guarantees); Article VI (relating to Exchange of Information; Litigation Management; Confidentiality); Article VII (relating to Dispute Resolution); and Article VIII (relating to Miscellaneous).

Section 14.8 No Representation or Warranty. Each of Timken (on behalf of itself and each other Bearings Entity) and TimkenSteel (on behalf of itself and each other TimkenSteel Entity) understands and agrees that, except as expressly set forth in this Employee Matters Agreement, the Separation Agreement or in any other Ancillary Agreement, no party (including its Affiliates) to this Employee Matters Agreement, the Separation Agreement or any other Ancillary Agreement, makes any representation or warranty with respect to any matter in this Employee Matters Agreement, including, without limitation, any representation or warranty with respect to the legal or Tax status or compliance of any Benefit Plan, compensation arrangement or Employment Agreement, and Timken disclaims any and all liability with respect thereto. Except as expressly set forth in this Employee Matters Agreement, the Separation Agreement or any other Ancillary Agreement, none of Timken, TimkenSteel or any of their respective Subsidiaries (including their respective Affiliates) makes any representation or warranty about and will not have any Liability for (i) the accuracy of or omissions from any information, documents or materials made available in connection with entering into this Employee Matters Agreement, the Separation Agreement or any other Ancillary Agreement or the transactions contemplated hereby or thereby.

IN WITNESS WHEREOF, the parties have caused this Employee Matters Agreement to be executed on the date first written above by their respective duly authorized officers.

THE TIMKEN COMPANY

By:	/s/ Philip D. Fracassa
Name: Philip D. Fracassa
Title: Chief Financial Officer

TIMKENSTEEL CORPORATION

By:	/s/ Christopher J. Holding
Name: Christopher J. Holding
Title: Executive Vice President and
Chief Financial Officer

[Signature Page to Employee Matters Agreement]

Schedule 5.4

Employment Agreements

1.	Employment Agreement, dated as of March 1, by and between Timken and Terry Fearn

2.	Employment Agreement, dated as of June 1, by and between Timken and Kelly Strunck

3.	Employment Agreement, dated as of March 1, 2012, by and between Timken and Marsha Whalen

4.	Employment Agreement, dated as of May 7, 2012, by and between Timken and Marina Zimmerman

5.	Employment Agreement for Less than full time Exempt Employees, dated as of January 1, 2014, by and between Timken and Lisa Bortz

6.	Employment Agreement for Less than full time Exempt Employees, dated as of January 1, 2014, by and between Timken and Karen Hammond

7.	Employment Agreement for Exempt Employees, dated as of March 1, 2008, by and between Timken and Pamela S. Clawson

8.	Employment Agreement for Exempt Employees, dated as of June 19, 2001, by and between Timken and Mikel W. Smith

9.	Employment Agreement for Non-Exempt Employees, dated as of March 1, 2007, by and between Timken and Paul R. Bracken

10.	Employment Agreement for Non-Exempt Employees, dated as of October 28, 2013, by and between Timken and Essie Dillard

11.	Employment Agreement for Non-Exempt Employees, dated as of October 10, 2011, by and between Timken and Dianne Gary

12.	Employment Agreement for Non-Exempt Employees, dated as of August 1, 2013, by and between Timken and Joe Owens

13.	Employment Agreement for Non-Exempt Employees, dated as of August 1, 2013, by and between Timken and Doug Sikora

14.	Employment Agreement for Non-Exempt Employees, dated as of May 1, 2009, by and between Timken and Daniel L. Smith

15.	Letter regarding Repatriation to Canton, Ohio, USA, dated February 4, 2013, with Kevin Raketich

16.	Letter regarding International Temporary Assignment to Nagoya, Japan, dated May 21, 2012, with Kevin A. Simms

17.	Letter regarding International Temporary Assignment to Nagoya, Japan, dated July 4, 2011, with Robert Perez

18.	Letter regarding Continuing Tax Preparation Services, date August 8, 2012, with Mark C. Stacey

19.	Employee Death Benefit Agreement, dated as of March 9, 2004, by and between Ward J. Timken, Jr. and Timken

20.	Employee Death Benefit Agreement, dated as of June 18, 1991, by and between Charles H. West and Timken

21.	Severance Agreement between William P. Bryan and Timken

22.	Severance Agreement between Frank A. DiPiero and Timken

23.	Severance Agreement between James M. Gresh and Timken

24.	Severance Agreement between Christopher J. Holding and Timken

25.	Severance Agreement between Robert N. Keeler and Timken

26.	Severance Agreement between Thomas D. Moline and Timken

27.	Severance Agreement between Shawn J. Seanor and Timken

28.	Severance Agreement between Ward J. Timken, Jr. and Timken

29.	Severance Agreement between Donald L. Walker and Timken

Schedule 6.1(a)

Split Retiree Welfare Plans

1.	The Timken Company Welfare Benefit Plan for Retirees, subject to the following changes:

a.	The MPB retiree death benefit will not be provided;

b.	The default claims and appeals procedures will be amended to comply with new requirements under the Patient Protection and Affordable Care Act, as amended (“PPACA”);

c.	The list of participating employers will be modified; and

d.	Certain other inapplicable provisions will be deleted from the plan.

2.	The Timken Company Bargaining Unit Welfare Benefit Plan for Retirees, subject to the following changes:

a.	The default claims and appeals procedures will be amended to comply with new requirements under PPACA; and

b.	Certain other inapplicable provisions will be deleted from the plan.

Schedule 6.1(b)

Split Welfare Plans

1.	The Timken Company Welfare Benefit Plan for Employees, subject to the following changes:

a.	Medical and dental insurance for certain foreign-based employees will not be provided;

b.	Hourly Supplemental Unemployment Income benefits will not be provided;

c.	The list of participating employers will be modified;

d.	The default claims and appeals procedures will be amended to comply with new requirements under PPACA; and

e.	Certain other inapplicable provisions will be deleted from the plan.

2.	The Timken Company Bargaining Unit Welfare Benefit Plan for Employees, subject to the following changes:

a.	Group AD&D insurance will not be provided;

b.	Dependent life insurance will not be provided;

c.	The default claims and appeals procedures will be amended to comply with new requirements under PPACA; and

d.	Certain other inapplicable provisions will be deleted from the plan.

3.	The Timken Company Flexible Benefits Program for Salaried and Certain Hourly Employees, subject to the following changes:

a.	The list of participating employers will be modified; and

b.	Certain other inapplicable provisions will be deleted from the plan.

4.	The Timken Company Flexible Benefits Program for Certain Bargaining Unit Employees, subject to the following changes:

a.	The list of participating employers will be modified; and

b.	Certain other inapplicable provisions will be deleted from the plan.

5.	Supplemental Unemployment Benefit Plan for Employees Represented by the United Steelworkers Union (the “SUB Plan”), subject to the following changes:

a.	The maximum benefit limits will be modified.

Schedule 7.1(a)

Split DB Plans

1.	The Timken-Latrobe-MPB-Torrington Retirement Plan

2.	The Timken Company Pension Plan

Schedule 8.1(a)

Split DC Plans

1.	The Timken Company Savings and Investment Pension Plan

2.	The Timken Company Voluntary Investment Pension Plan

3.	The Timken Company Savings Plan for Certain Bargaining Associates

Schedule 8.3

Assumed DC Plans

1.	Timken Latrobe Steel Voluntary Investment Program

2.	The OH&R Investment Plan

Schedule 9.1(a)

Split Nonqualified Plans

1.	The Timken Company 1996 Deferred Compensation Plan for officers and other key employees

2.	Amended and Restated Supplemental Pension Plan of the Timken Company

Schedule 9.1(c)

TimkenSteel Excess Benefit Agreements

1.	Amended and Restated Employee Excess Benefits Agreement, dated as of December 17, 2008, by and between Ward J. Timken, Jr. and Timken

2.	Amended and Restated Employee Excess Benefits Agreement, dated as of December 4, 2008, by and between Donald L. Walker and Timken, as amended by Amendment No. 1 to the Employee Excess Benefits Agreement, dated as of August 14, 2009, by and between Donald L. Walker and Timken

3.	Amended and Restated Employee Excess Benefits Agreement, dated as of December 3, 2008, by and between Salvatore J. Miraglia Jr. and Timken, as amended by an Amendment to the Employee Excess Benefits Agreement, dated as of December 21, 2011, by and between Salvatore J. Miraglia Jr. and Timken, and as further amended by an Amendment to the Employee Excess Benefits Agreement, dated as of April 5, 2012, by and between Salvatore J. Miraglia Jr. and Timken

4.	Employee Excess Benefits Agreement, dated as of August 13, 1987, by and between C. H. West and Timken

5.	Employee Excess Benefits Agreement, dated as of January 1, 1990, by and between B. J. Bowling and Timken

6.	Employee Excess Benefits Agreement, dated as of August 6, 1991, by and between C. Philip Weigel and Latrobe Steel Company